EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-157893 on Form S-3 and Registration Statements No. 333-105537 and 333-107329 on Form S-8 of Westamerica Bancorporation of our report dated February 28, 2019 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Crowe LLP

Sacramento, California

February 28, 2019